Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 2015, with respect to the financial statements of BIO-key International, Inc. (the “Company”), included in the Registration Statement (Form S-1) and related Prospectus of the Company for the registration of 19,937,498 shares of its common stock.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P.C.

Saddle Brook, New Jersey

April 24, 2015